UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/08/2009

SYMMETRICOM, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-02287

Delaware	95-1906306
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2300 Orchard Parkway, San Jose, California 95131-1017
(Address of principal executive offices, including zip code)

(408) 433-0910
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Executive Cash Bonus Plan

On May 8, 2009, the Board of Directors of the Company approved a cash bonus plan for the Company's fiscal year ending June 27, 2010. The Company's CEO, a position for which the Company is currently conducting a search, will be eligible to receive a bonus under the plan up to 112.5% of his or her base salary if the Company achieves 125% of a financial goal based upon fiscal 2010 operating income, as adjusted for certain items. Other executive officers of the Company will be eligible to receive bonuses up to 75% of their base salaries if the Company achieves 125% of a financial goal based on 2010 operating income, as adjusted for certain items. Bonus payments for all executive officers are based on an allocation of 80% to the Company's achievement of the adjusted operating income financial goal and 20% to the achievement of individual goals. Payments will be made to eligible executives within sixty days of the end of fiscal 2010 provided they remain employees at that time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYMMETRICOM, INC.

Date: May 14, 2009	By:	/s/ Justin Spencer
Justin Spencer
Executive Vice President, Chief Financial Officer and Secretary